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                          INTERSIL HOLDING CORPORATION
                          1999 EQUITY COMPENSATION PLAN

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     Intersil Holding Corporation, a Delaware corporation, wishes to attract key employees, directors and consultants to the Company and its Subsidiaries, to induce key employees, directors and consultants to remain with the Company and its Subsidiaries and to encourage them to increase their efforts to make the Company's business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Intersil Holding Corporation 1999 Equity Compensation Plan is designed to provide equity-based incentives to key employees, directors and consultants of the Company and its Subsidiaries. Awards under the Plan may be made in the form of Options, Restricted Stock or Phantom Shares.

1.   DEFINITIONS.

     Whenever used herein and unless otherwise provided in the Participant's Award Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" means, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (ii) each Person of which such specified Person or an Affiliate (as defined in clause (i) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

     "Approved Sale" means the approval of the merger or consolidation of the Company or the sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock or any other similar transaction, prior to the consummation of a Public Offering that is approved by the holders of at least 50% of the Common Stock (including voting and non-voting shares voting as a single class).

     "Award," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Phantom Shares.

     "Award Agreement" means a written agreement in a form approved by the Committee to be entered into by the Company and the Participant as provided in
Section 3.

     "Board" means the Board of Directors of the Company.

     "Cause" means the Participant's (i) act or acts of dishonesty, moral turpitude or criminality with respect to his or her employment or other service with the Company, (ii) continued failure to perform such Participant's duties as an employee, Director or consultant, as reasonably determined by the Board acting in good faith, after reasonable notice of such failure and opportunity to cure such failure (if curable) is given to such Participant by the Board, and or
(iii) willful or deliberate violations of such Participant's obligations to the Company that result or could reasonably be expected to result in material injury to the Company.

     "Change of Control" means the happening of any of the following after the consummation of a Public Offering:

          (i) any Person, other than (a) the Company or any of its Subsidiaries,
     (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities,
     (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, (e) a Participant or any "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes the Participant), or (f) the Investors or their Affiliates is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing more than 25% of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities;

          (ii) the individuals who serve on the Board as of the effective date hereof (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, any person who becomes a director subsequent to the effective date hereof, whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, shall for purposes of this clause (ii) be considered an Incumbent Director;

          (iii) the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own (as such term is defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Committee appointed by the Board under Section 3.

     "Common Stock" means Class A Common Stock of the Company, par value $.01 per share, either currently existing or authorized hereafter.

     "Company" means Intersil Holding Corporation, a Delaware corporation.

     "Director" means a member of the Board who is not an employee of the Company or a Subsidiary.

     "Disability" means the occurrence of an event which would entitle an employee of the Company to the payment of disability income under the Company's then current long-term disability income plan, if any, or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, the "Fair Market Value Price" as defined in the Securities Purchase and Holders Agreement.

     "Grantee" means an employee, Director or consultant who is granted Restricted Stock or Phantom Shares hereunder.

     "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422(b) of the Code.

     "Investors" means, collectively, Sterling Holding Company, LLC, Manatee Investment Corporation, Intersil Prism LLC, Citicorp Mezzanine Partners, L.P., William N. Stout, and the Affiliates of each.

     "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

     "Option" means the right to purchase, at the price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

     "Optionee" means an employee or Director of, or consultant to, the Company to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

     "Option Price" means the exercise price per Share of an Option.

     "Participant" means a Grantee or Optionee.

     "Person" means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

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

     "Phantom Share" means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

     "Phantom Share Value" per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

     "Plan" means this Intersil Holding Corporation 1999 Equity Compensation Plan, as amended from time to time.

     "Public Offering" means a successfully completed firm-commitment underwritten public offering (other than a Unit Offering, as hereinafter defined) pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $30 million.

     "Restricted Stock" means an award of Shares that are subject to restrictions hereunder as described in Section 7.

     "Retirement" means the Termination of Service of a Participant with the Company under circumstances which would entitle an employee of the Company to an immediate pension under one of the Company's approved retirement plans or retirement as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Purchase and Holders Agreement" means that certain Securities Purchase and Holders Agreement among the Company, Sterling Holding Company, LLC, Manatee Investment Corporation, Intersil Prism, LLC, Citicorp Mezzanine Partners, L.P., William N. Stout, the individuals designated on Schedule I thereto as Management Investors and other individuals who join such agreement as Management Investors, as defined therein, dated August 13, 1999, as may be amended by the parties thereto from time to time.

     "Settlement Date" means the date determined under Section 8.4(c).

     "Share" means one share of Common Stock of the Company.

     "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

     "Successor of the Optionee" means: (i) the legal representative of the estate of a deceased Optionee, (ii) persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee or (iii) persons who shall acquire the right to exercise an Option on behalf of the Optionee as the result of a determination by a court or other governmental agency of the incapacity of the Optionee.

     "Termination of Service" means a Participant's termination of employment or other service, as applicable, with the Company and its Subsidiaries. Cessation of service as an officer, employee, director or consultant shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in a material manner in another one (or more) of such other capacities, as determined by the Committee in its sole discretion.

     "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any Award or Share issued or issuable under the Plan, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Award or Share issued or issuable under the Plan.

     "Unit Offering" means an underwritten public offering of a combination of debt securities and Common Stock (or warrants or exchange rights to purchase Common Stock) of the Company in which not more than 15% of the gross proceeds received for the sale of such securities is attributed to Common Stock.

2.   EFFECTIVE DATE AND TERMINATION OF PLAN.

     The effective date of the Plan is August 13, 1999. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the amended and restated Plan by (i) the Board or (ii) the stockholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3.   ADMINISTRATION OF PLAN.

     (a) The Plan shall be administered by the Committee appointed by the Board. The Committee shall, at such times as the Common Stock, or shares of such other stock that may be the subject of Awards hereunder, are registered pursuant to
Section 12 of the Exchange Act, consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as "outside directors" for purposes of Section 162(m) of the Code and related Treasury regulations. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan exclusively relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

     (b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to key employees, Directors and consultants of the Company and its Subsidiaries; and (ii) determine the eligibility of an employee, Director or consultant to receive an Award subject to Section 4 hereof, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the employee, Director or consultant, the nature and value to the Company of the employee's, Director's or consultant's present and potential contribution to the success of the Company whether directly or through a Subsidiaries and such other factors as the Committee may deem relevant.

     (c) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as determined by the Committee. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

     (d) Without limiting the generality of the Committee's discretion hereunder, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to establish performance-based criteria applicable to Awards otherwise permitted to be granted hereunder, and to attempt to procure stockholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code and the regulations thereunder.

4.   ELIGIBILITY.

     Any key employee, Director or consultant of the Company or a Subsidiary who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that no Incentive Stock Option shall be granted to a Director or consultant.

5.   SHARES AND UNITS SUBJECT TO THE PLAN.

     5.1. In General.

          (a) Subject to Section 5.2, and subject to adjustments as provided in
     Section 13, the total number of Shares subject to Options granted under the Plan and Shares of Restricted Stock and Phantom Shares granted under the Plan, in the aggregate, may not exceed 7,500,000. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not, and will not be, payable under the Plan may again be made the subject of Awards under the Plan.

          (b) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

     5.2. Options.

          Subject to adjustments pursuant to Section 13, Options with respect to an aggregate of no more than 7,500,000 Shares may be granted under the Plan. In no event may any Optionee receive Options for more than 1,000,000 Shares in any calendar year. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the
     Code) shall not exceed $100,000.

6.   ROVISIONS APPLICABLE TO STOCK OPTIONS.

     6.1. Grant of Option.

          Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those eligible key employees, Directors and consultants of the Company and its Subsidiaries to whom Options are to be granted and the number of Shares to be optioned to each employee, Director and consultant; (ii) determine whether to grant Incentive Stock Options, Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) cause each Option to be designated as an Incentive Stock Option or a Non-Qualified Stock Option; (iv) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

     6.2. Option Price.

          The Option Price shall be determined by the Committee on the date the Option is granted and shall be reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Incentive Stock Option shall not be less than 100% (or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners)) of the Fair Market Value of a Share on the day the Option is granted.

     6.3. Period of Options Vesting and Exercisability.

          (a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

          (b) The Award Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an employee or Director of, or a consultant to, the Company to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any Shares so purchased (i) shall vest in accordance with the vesting schedule otherwise applicable to the Option, (ii) shall, prior to vesting, be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the exercise price paid or (y) the Fair Market Value of the Shares on the date of such repurchase, and (iii) shall be subject to any other restriction the Company determines to be appropriate.

          (c) Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be vested and exercisable, and no Shares acquired pursuant to such Option shall ever be vested, if the Optionee has a Termination of Service before the time at which such Option or Shares would otherwise have become vested, and any Option that would otherwise become vested and exercisable, or Shares that would otherwise become vested, after such Termination of Service shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 6.3, Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or vested, and Shares subject to such schedule may be fully or more rapidly vested, at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

     6.4. Exercisability Upon and After Termination of Optionee.

          (a) The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Termination of Service of the Optionee.

          (b) Except as may otherwise be expressly set forth in this Section 6 or as may otherwise be expressly provided under the Award Agreement, no provision of this Section 6 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon the Termination of Service.

     6.5. Exercise of Options.

          (a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

          (b) Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

          (c) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

     6.6. Payment.

          (a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

               (i) cash or a certified or bank cashier's check;

               (ii) the proceeds of a Company loan program or third-party sale program or a note acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

               (iii) if approved by the Committee in its discretion Shares of previously owned Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

               (iv) if approved by the Committee in its discretion, by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of Shares to be acquired pursuant to such exercise and an instruction to the broker or selling agent to pay that amount to the Company; or

               (v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

          (b) Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional Shares resulting from an Optionee's election that is accepted by the Company shall be paid in cash.

     6.7. Stock Appreciation Rights.

          Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

     6.8. Exercise by Successors.

          An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

     6.9. Nontransferability of Option.

          Each Option granted under the Plan shall by its terms be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers that are not inconsistent with the provisions of the Securities Purchase and Holders Agreement, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and
     (iii) is otherwise appropriate and desirable.

7.   PROVISIONS APPLICABLE TO RESTRICTED STOCK.

     7.1. Grant of Restricted Stock.

          Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to eligible key employees, Directors and consultants of the Company and its Subsidiaries; (ii) determine the restrictions applicable to Restricted Stock; and (iii) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

     7.2. Certificates.

          (a) Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 5.1(c), the certificates for Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Intersil Holding Corporation 1999 Equity Compensation Plan and an Award Agreement entered into between the registered owner and Intersil Holding Corporation. Copies of such Plan and Award Agreement are on file in the offices of Intersil Holding Corporation.

          (b) The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 7.3.

     7.3. Restrictions and Conditions.

          Unless otherwise provided by the Committee, the Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

               (i) Subject to the provisions of the Plan and the Award Agreement, during a period commencing with the date of the Award and ending on the date the period of forfeiture with respect to the Restricted Stock lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Restricted Stock granted hereunder shall lapse as provided in the applicable Award Agreement.

               (ii) Except as provided in the foregoing clause (i), the Grantee shall have, in respect of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying Shares are forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Restricted Stock.

               (iii) Subject to the provisions of the Award Agreement and clause
          (iv) below, if the Grantee has a Termination of Service by the Company for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

               (iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or the Grantee has a Termination of Service by the Company for any reason other than Cause, during the applicable period of forfeiture, then restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee.

8.   PROVISIONS APPLICABLE TO PHANTOM SHARES.

     8.1. Grant of Phantom Shares.

          Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to employees, directors and consultants of the Company and its Subsidiaries and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

     8.2. Term.

          The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

     8.3. Vesting.

          (a) Phantom Shares shall vest and first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.

          (b) Unless otherwise provided in the Award Agreement, if a Grantee has a Termination of Service, any and all of the Grantee's Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

     8.4. Settlement of Phantom Shares.

          (a) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

          (b) Each Phantom Share shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed 10 years.

          (c) (i) The Settlement Date with respect to a Grantee is the first day of the month to follow the Grantee's Termination of Service, provided that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Unless otherwise determined by the Committee, elections under this Section 8.4(c)(i) must be made at least six months before, and in the year prior to the year in which, the Settlement Date would occur in the absence of such election.

               (ii) Notwithstanding Section 8.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

               (iii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 8.4(c), is the date of the Grantee's death.

     8.5. Other Phantom Share Provisions.

          (a) Rights or benefits with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance attachment, charge, garnishment, execution, or levy of any kind, wither voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, charge or otherwise dispose of any right or benefits payable hereunder shall be void.

          (b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 8.3(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee's beneficiary or estate, as applicable.

          (c) Phantom Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee's right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided. The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Grantee of Phantom Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Without limiting Section 8, no provision of the Plan shall be interpreted to confer any voting, dividend or derivative or other similar rights with respect to any Phantom Shares.

     8.6. Claims Procedures.

          (a) The Grantee, or his beneficiary hereunder or authorized representative, may file a claim for benefits with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

               (i) approve the claim and take appropriate steps for satisfaction of the claim; or

               (ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 8.6 as the provision setting forth the claims procedure under the Plan.

          (b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

9.   TAX WITHHOLDING.

     9.1. In General.

          The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require a Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

     9.2. Share Withholding.

          (a) Upon the exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

          (b) Upon the lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

     9.3. Withholding Required.

          Notwithstanding anything contained in the Plan to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Shares.

10.  CERTAIN RESTRICTIONS.

     (a) Restrictions on Transfer. In addition to any restrictions on Transfer imposed in this Plan or an applicable Award Agreement, no Participant shall effect a Transfer of any Award and/or Shares issued or issuable under the Plan without the prior written consent of the Board. In exercising the consent and approval described in the first sentence of this Section 10(a), the Board may employ its sole discretion in evaluating the nature of the proposed transferee and the Board may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company and that the transferee purchase the Participant's Award and/or Shares subject to the restrictions of this Article X. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company.

     (b) Right of Repurchase. Any Shares acquired pursuant to the Plan shall be subject to a right of repurchase in favor of the Company as reflected in the terms of the applicable Award Agreement.

     (c) Right of First Refusal. If a Participant proposes to sell any or all of his or her Shares acquired or to be acquired under to the Plan to a third party in a bona fide transaction, and provided such transaction is permitted under any applicable restrictions set forth in Section 10(a), the Participant may not Transfer such Shares without first offering to sell such Shares to the Company pursuant to this Section 10(c). The Participant shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the Shares being offered, the name of the offeree, the purchase price to be received and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Board shall have the right and option to cause the Company to purchase all or any portion of the Award and/or Shares being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 30 days after receipt of the Sale Notice, the Board shall notify such Participant whether or not it will cause the Company to purchase any or all of the offered Securities. If the Board elects to cause the Company to purchase any of the offered Shares, the closing of the purchase and sale of such Shares shall be held at the place and on the date established by the Board in its notice to the Participant, in response to the Sale Notice, which in no event shall be less than ten or more than 60 days from the date of such notice. In the event that the Board does not elect to cause the Company to purchase all the offered Shares, the Participant may, subject to the other provisions of this Agreement, Transfer the remaining offered Shares to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Board could have elected to cause the Company to purchase the offered Shares. Any such Shares not transferred within such 180-day period will be subject to the provisions of this Section 10(c) upon subsequent Transfer.

     (d) Involuntary Transfer. In the event that Shares issued or issuable to or owned by any Participant shall be subject to sale or other Transfer (the date of such sale or Transfer shall hereinafter be referred to as the "Transfer Date") by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Participant shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Shares are proposed to be transferred, and the number of shares of Common Stock to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all, but, not less than all of such Shares which right shall be exercised by written notice given by the Company to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 10(d) shall be at the price and on the terms applicable to such proposed transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Shares, the price to be paid by the Company shall be the Fair Market Value of the Shares. The closing of the purchase and sale of Shares shall be held at the place and the date to be established by the Company, which in no event shall be less than ten or more than 60 days from the date on which the Company gives notice of its election to purchase the Shares. At such closing, the Participant shall deliver the certificates evidencing the number of shares of Common Stock to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company shall deliver to the Participant the full amount of the purchase price for such Shares in cash by certified or bank cashier's check.

     (e) Lapse. The provisions of Sections 10(a), 10(b), 10(c) and 10(d) shall terminate upon the consummation of a Public Offering.

11.  STOCKHOLDERS AGREEMENT.

     To the extent provided in the applicable Award Agreement, any Shares acquired pursuant to the Plan shall be subject to, and the Participant agrees, upon the Participant's initial acquisition of Shares under the Plan, to execute and be bound by, the Securities Purchase and Holders Agreement and all provisions of such agreement applicable to Management Investors (as defined in such Securities Purchase and Holders Agreement) shall be applicable to the Participant.

12.  REGULATIONS AND APPROVALS.

     (a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

     (c) Each grant of Options, Restricted Stock, or Phantom Shares (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, shares of Restricted Stock, or Phantom Shares no payment shall be made or Phantom Shares or Shares issued, or grant of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

     (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

13.  INTERPRETATION AND AMENDMENTS, OTHER RULES.

     The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, or Phantom Shares or Shares (whether or not Shares of Restricted Stock) shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change of Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

14.  CHANGES IN CAPITAL STRUCTURE; CHANGE OF CONTROL.

     14.1. Changes in Capital Structure.

          (a) If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, then:

               (x) the maximum aggregate number of Shares which may be made subject to Options under the Plan, and the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan shall be appropriately adjusted by the Committee; and/or

               (y) the Committee shall take any such action as in its judgment shall be necessary to preserve the Participants' rights in their respective Options substantially proportionate to the rights existing in such Options prior to such event, including, without limitation, adjustments in (A) the number of Options granted, (B) the number and kind of shares or other property to be distributed in respect of Options, (C) the Option Price, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14.1(a) had the event related to the Company.

          (b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 7, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 7.2(a).

          (c) If the Company shall be consolidated or merged with another corporation, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 7.3(a) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 7.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 7.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 7.2(a).

     14.2. Approved Sale; Change of Control.

          (a) Upon an Approved Sale or a Change of Control, unless otherwise provided in an Optionee's Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all Options that are outstanding and unexercised as of such Approved Sale or Change of Control: (i) accelerate the vesting and exercisability of all such Options to the extent unvested and unexercisable, such that all outstanding Options are fully vested and exercisable, (ii) cancel all outstanding vested Options in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option as of the date of the Change of Control over the Option Price of such portion, (iii) terminate all such Options immediately prior to the Change of Control, provided that the Company provide the Optionee an opportunity to exercise the Option within a specified period following the Optionee's receipt of a written notice of such Approved Sale or Change of Control and of the Company's intention to terminate the Option prior to such Approved Sale or Change of Control, or (iv) require the successor corporation, following an Approved Sale or a Change of Control if the Company does not survive such Change of Control, to assume all outstanding Options and to substitute such Options with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Optionees with respect to such Options. Notwithstanding anything in the Plan to the contrary, in the event of an Approved Sale or a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in this Section 14.2) that would make the Approved Sale or Change of Control ineligible for pooling of interests accounting treatment or that would make the Approved Sale or Change of Control ineligible for desired tax treatment if, in the absence of such right, the transaction would qualify for such treatment and the Company intends to use such treatment with respect to the transaction, in which case the Committee shall be required to take the action described in clause (iv) above.

     14.3. Committee Authority.

          The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15.  MISCELLANEOUS.

     15.1. No Rights to Employment or Other Service.

          Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual's employment or other service at any time.

     15.2. No Fiduciary Relationship.

          Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

     15.3. Notices.

          All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.3.

     15.4. Exculpation and Indemnification.

          The Company shall indemnify and hold harmless the members of the Board and the members of the Committee, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

     15.5. Captions.

          The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

     15.6. Governing Law.

          THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.